Exhibit 99.1
Post Holdings Announces Proposed Concurrent Offerings of Senior Notes and Common Stock

St. Louis, Missouri - August 10, 2015 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $600 million in aggregate principal amount of senior notes due 2024 and $600 million in aggregate principal amount of senior notes due 2025 (collectively, the “Notes”). The Notes will be unsecured unsubordinated obligations of the Company and will be guaranteed by the Company’s domestic subsidiaries.
Post also announced it intends to commence an underwritten public offering, subject to market and other conditions, of $275.0 million of its common stock. The specific number of shares the Company will issue in the offering will be such number of shares of its common stock as will result in gross proceeds from the offering of $275.0 million. The Company expects to grant the underwriters for the common stock offering a 30-day option to purchase up to an additional 15% of the number of shares of common stock issued.
The Notes offering and the common stock offering are being conducted as separate offerings. Neither offering is contingent upon the other. The Company intends to use the net proceeds from the proposed offerings to repay a portion of its secured term loan outstanding under its credit agreement, to pay related fees and expenses and for general corporate purposes, which could include, among other things, financing potential future acquisition opportunities, working capital and capital expenditures. The final terms and amounts of the common stock and the Notes are subject to market and other conditions, and may be materially different than expectations.
Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc., BMO Capital Markets Corp., Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc. are serving as book-running managers for the senior notes offering. J.P. Morgan LLC and Deutsche Bank Securities Inc. are serving as co-managers for the senior notes offering.
Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Nomura Securities International, Inc., BMO Capital Markets Corp., Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc. are serving as book-running managers for the common stock offering. Rabo Securities USA, Inc., Stifel, Nicolaus & Company, Incorporated, and UBS Securities LLC are serving as co-managers for the common stock offering. Credit Suisse Securities (USA) LLC and Barclays Capital Inc. will serve as representatives of the underwriters for the common stock offering.
The Notes and the related subsidiary guarantees are being offered in the United States to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
The common stock is being offered by the Company pursuant to an effective Form S-3 shelf registration statement (including a base prospectus) previously filed with the Securities and Exchange Commission (SEC) on March 10, 2014 and amended on May 19, 2014. Before you invest, you should read the prospectus in the registration statement, the related prospectus supplement and the other documents that Post has filed with the SEC for more complete information about Post and this offering. You may obtain the preliminary prospectus supplement for the offering, the registration statement and the other documents for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from the offices of Credit Suisse Securities (USA) LLC, Attention: Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010, by telephone: 800-221-1037, or by email at newyork.prospectus@credit-suisse.com; Barclays Capital Inc., Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone: 888-603-5847, or by email: barclaysprospectus@broadridge.com; Nomura Securities International, Inc., Attention: Equity Syndicate, Worldwide Plaza, 309 West 49th Street, 5th floor, New

York, NY 10019-7316, or by telephone 212-667-9562; BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 27th Floor, New York, New York 10036, or by email at bmoprospectus@bmo.com, or by telephone 800-414-3627; Goldman, Sachs & Co., by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by facsimile: 212-902-9316, by email: prospectus-ny@ny.email.gs.com, or by telephone: 866-471-2526; or SunTrust Robinson Humphrey, Inc., by telephone: 404-926-5744, by facsimile: 404-926-5464 or by email: strh.prospectus@suntrust.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed transactions will be completed as anticipated or at all.
Contact:
Investor Relations
Brad Harper
brad.harper@postholdings.com
(314) 644-7626